                                                                    EXHIBIT 3.19


                                STATE OF KANSAS

                                   OFFICE OF
                                                                          [SEAL]
                               SECRETARY OF STATE

                                 RON THORNBURGH

To all to whom these presents shall come, Greetings:

I, RON THORNBURGH, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

               IN TESTIMONY WHEREOF:

               I hereto set my hand and cause to be affixed my official seal. Done at the City of Topeka, this day, July 22, 1998.

               /s/ RON THORNBURGH
[SEAL]         RON THORNBURGH
               SECRETARY OF STATE

               25 pages are attached to this certification.

                           ARTICLES OF INCORPORATION
                                       OF
                            W K COMMUNICATIONS, INC.


     We, the undersigned, for the purpose of incorporating and organizing a FOR PROFIT corporation under The General Corporation Law of the State of Kansas, do hereby certify as follows:

     FIRST:    The name of the corporation is W K COMMUNICATIONS, INC.,
(hereinafter called the "Corporation").

     SECOND:   The address of the Corporation's registered office in the State of Kansas is 819 North Washington, in the City of Junction City, County of Geary. The name of its registered agent at such address is Robert K. Weary.

     THIRD:    The purposes of the corporation are as follows:

     (a) To conduct and carry on a general television and radio business and a cable television business in all of the various branches and phases thereof; to acquire, construct, own, develop, improve, operate, control, lease, manage or otherwise dispose of, television, radio and all other broadcasting stations or systems, including closed circuit and all other direct wire systems, towers, broadcasting, transmission and reproduction equipment, power plants and all other equipment and facilities useable in connection therewith; and to carry on and conduct any trade or business incidental to any of the foregoing or useful in connection therewith.

     (b) To conduct a general advertising business both as principal and agents including the preparation and arrangement of advertisements and advertising materials and programs and the manufacture and construction of advertising devises and novelties; to produce and utilize radio, television and other programs of every kind and description for entertainment or advertising purposes, including producing, acquiring, handling, booking, leasing, renting and selling of radio, television and other programs of every description, films, pictures and related materials, the promotion and conduct of amusement, entertainment, and advertising enterprises; to erect, construct, purchase, lease and otherwise acquire fences, billboards, signboards, buildings and other structures suitable for advertising purposes; and to do any and all things incidental to the foregoing or useful in connection therewith.

     (c) To purchase and acquire, as a going concern or otherwise, and to own, carry on, maintain, operate and conduct, directly or indirectly, through stock ownership or affiliation, or otherwise, all or any part of the property or business of any corporation, firm, association, entity, syndicate, or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the corporation.

     (d) To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of shares of stock or other securities of the corporation, by subscription or otherwise, and to invest in, hold for investment or for any other purpose, and to deal in and use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including "long" and "short" sales of) any shares of stock, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality or other agency thereof, and any corporation, association, or other entity, including individuals and partnerships, and, while owner thereof, to exercise all of the rights, powers, and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

     (e) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact, and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, and where within and without the State of Kansas, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Kansas, in respect of general and business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Kansas.

     (f) to acquire by lease, purchase, gift, devise, contract, concession or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, convey, or otherwise dispose of, wherever situated within or without the State of Kansas, any and all real estate, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every kind, nature and description; to lay out, grade, pave, and dedicate roads, streets, avenues, highways, alleys, courts, paths, walks and playgrounds; to develop, promote, plat, subdivide, acquire, own, lease, mortgage, sell, and deal in and with all types of residential and commercial real estate; to do any and all things incidental or necessary to the foregoing or useful in connection therewith; and to do any and all of the foregoing alone or in partnership, joint venture, or syndication with other persons, corporations or entities, and to own shares of stock of any corporation engaged in any of the foregoing activities.

     (g) To engage in any lawful act and activities for which corporations may be organized under The General Corporation Code of Kansas.

     FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares of Common Stock of the par value of $1.00 per share, which shares shall be without pre-emptive rights of any kind.

     FIFTH:    The names and addresses of the incorporators are as follows:


                     Name                              Address
                     ----                              -------
               Robert K. Weary               819 North Washington Street
                                             Junction City, Kansas  66441

     Bob Knoke                1300 Walker Street
                              Iron Mountain, Michigan 49801

     SIXTH: The powers of the incorporators shall terminate upon the filing of these Articles of Incorporation. The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

                         Name                     Address
                         ----                     -------

                    Robert K. Weary               819 North Washington Street
                                                  Junction City, Ks. 66441

                    Bob Knoke                     1300 Walker Street
                                                  Iron Mountain, Michigan 49801

     SEVENTH: The number of directors of the Corporation shall be such as shall be designated from time to time by the bylaws of the Corporation.

     EIGHTH: The board of directors of the Corporation is expressly authorized to make, alter, amend, or repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the board of directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     NINTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by the board of directors may be removed at any time in such manner as shall be provided in the bylaws of the Corporation.

     TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders of any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 104 of the General Corporation Code of Kansas or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 98 of the General

Corporation Code of Kansas, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholder or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

     ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Kansas General Corporation Law as it now exists or may hereafter be amended. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Kansas General Corporation Law (i) for breaches of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of K.S.A. 17-6424 and amendments thereto, or (iv) for any transactions from which the director derived an improper personal benefit. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Kansas at the time in force may be added or inserted, and all preferences, privileges, special or relative rights, qualifications, limitations or restrictions of whatsoever nature conferred or imposed upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals the 11th day of June, 1987.

                                        /s/ ROBERT K. WEARY
                                        -------------------------------------
                                        Robert K. Weary

                                        /s/ BOB KNOKE
                                        -------------------------------------
                                        Bob Knoke

STATE OF KANSAS, COUNTY OF GEARY, ss:

     Personally appeared before me, a notary public, in and for the county of Geary, Kansas, the above-named ROBERT K. WEARY, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this 11th day of June, 1987.

[SEAL]                                  /s/ BONNIE L. BOYD
                                        -------------------------------------
                                        Bonnie L. Boyd, Notary Public


STATE OF KANSAS, COUNTY OF GEARY, ss:

     Personally appeared before me, a notary public, in and for the county of Geary, Kansas, the above-named BOB KNOKE, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this 11th day of June, 1987.

[SEAL]                                  /s/ BONNIE L. BOYD
                                        -------------------------------------
                                                      , Notary Public

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           W. K. COMMUNICATIONS, INC.


     The original Articles of Incorporation for W. K. Communications, Inc. were filed with the State of Kansas on June 12, 1987. The original name and the present name of the corporation is W. K. Communications, Inc.

     The Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors by unanimous written consent of the Board of Directors dated the 13th day of October, 1987. The corporation has not received any payment for any of its authorized common shares and no shares of such stock have been issued. The Amended and Restated Articles of Incorporation have been adopted pursuant to Kan. Stat. Ann. Section 17-6601. We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

     We, the undersigned, for the purpose of incorporating and organizing a FOR PROFIT corporation under The General Corporation Law of the State of Kansas, do hereby certify as follows:

     FIRST: The name of the corporation is W. K. COMMUNICATIONS, INC. (hereinafter called the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Kansas is 819 North Washington, in the City of

Junction City, County of Geary. The name of its registered agent at such address is Robert K. Weary.

     THIRD:  The purposes of the corporation are as follows:

          (a) To conduct and carry on a general television and radio business and a cable television business in all of the various branches and phases thereof; to acquire, construct, own, develop, improve, operate, control, lease, manage or otherwise dispose of, television, radio and all other broadcasting stations or systems, including closed circuit and all other direct wire systems, towers, broadcasting, transmission and reproduction equipment, power plants and all other equipment and facilities useable in connection therewith; and to carry on and conduct any trade or business incidental to any of the foregoing or useful in connection therewith.

          (b) To conduct a general advertising business both as principal and agents including the preparation and arrangements of advertisements and advertising materials and programs and the manufacture and construction of advertising devices and novelties; to produce and utilize radio, television and other programs of every kind and description for entertainment or advertising purposes, including producing, acquiring, handling, booking, leasing, renting and selling of radio, television and other programs of every description, films, pictures and related materials, the promotion and conduct of amusement, entertainment, and advertising enterprises; to erect, construct, purchase, lease and otherwise acquire fences, billboards, signboards, buildings and other structures suitable for advertising purposes; and to do any and all things incidental to the foregoing or useful in connection therewith.

          (c) To purchase and acquire, as a going concern or otherwise, and to own, carry on, maintain, operate or conduct, directly or indirectly, through stock ownership or affiliation, or otherwise, all or any part of the property or business of any corporation, firm, association, entity, syndicate, or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the corporation.

          (d) To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of shares of stock or other securities of the corporation, by subscription or otherwise, and to invest in, hold for investment or for any other purpose, and to deal in and use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including "long" and "short" sales of) any shares of stock, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality or other agency thereof, and any corporation, association, or other entity, including individuals and partnerships, and, while owner thereof, to exercise all of the rights, powers, and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

          (e) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact, and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, and where within and without the State of Kansas, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Kansas, in respect of general and business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Kansas.

          (f) To acquire by lease, purchase, gift, devise, contract, concession or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn into account, mortgage, grant, sell, exchange, convey or otherwise dispose of, wherever situated within or without the State of Kansas, any and all real estate, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every kind, nature and description; to lay out, grade, pave, and dedicate roads, streets, avenues, highways, alleys, courts, paths, walks and playgrounds; to develop, promote, plat, subdivide, acquire, own, lease, mortgage, sell, and deal in and with all types of residential and commercial real estate; to do any and all things incidental or necessary to the foregoing or useful in connection therewith; and to do any and all of the foregoing alone or in partnership, joint venture, or syndication with other persons, corporations or entities, and to own shares of stock of any corporation engaged in any of the foregoing activities.

     (g) To engage in any lawful act or activity for which corporations may be organized under The General Corporation Code of Kansas.

FOURTH:

     (a)  Authorized Shares.

     The aggregate number of shares which the Corporation shall have authority to issue shall be 60,000,000 shares of Common Stock with no par value, 30,000,000 of such shares shall be designated "Voting Common Stock," and 30,000,000 of such shares shall be designated "Non-Voting Common Stock." All shares shall be without preemptive rights of any kind.

     (b)  Relative Rights and Preferences.

     The relative rights, privileges and limitations of the Voting Common Stock and the Non-Voting Common Stock shall be identical in all respects, share for share, except that the voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Voting Common Stock and, except as otherwise required by law, the holders of the Non-Voting Common Stock shall not have any voting power; provided, however, that holders of Non-Voting Common Stock shall be entitled to receive the same notice of meetings of shareholders as the holders of Voting Common Stock are entitled to receive.

     (c)  Conversion of Non-Voting Common Stock.

     Shares of the Non-Voting Common Stock may, at the option of the holder thereof, be converted at any time into shares of Voting Common Stock upon the following terms:

          (i) Any holder of shares of Non-Voting Common Stock desiring to avail himself of the option for conversion of his shares as herein provided shall deliver, duly endorsed in blank, the certificate or certificates representing the shares to be converted to the Secretary of the Corporation at its office, and at the same time notify the Secretary in writing over his signature that he desires to convert his shares into Voting Common Stock pursuant to these provisions.

          (ii) Subject to applicable law, upon receipt by the Secretary of a certificate or certificates representing shares of the Non-Voting Common Stock and the notice that the holder thereof desires to convert the same, each share of Non-Voting Common Stock represented by such certificate or certificates shall automatically be converted into one share of Voting Common Stock and the holder of such shares shall be deemed a record holder of such Voting Common Stock upon such conversion, and the Corporation shall forthwith cause to be issued to the holder of shares of Non-Voting Common Stock surrendering the same a certificate or certificates representing such shares of Voting Common Stock and shall deliver such certificate or certificates representing such Voting Common Stock to such holder.

          (iii) Shares which have been converted hereunder shall revert to the status of unissued shares and shall not be reissued. Such shares may be eliminated as provided by law.

     (d)  Notice Rights of Holders of Non-Voting Common Stock.

     The holders of Non-Voting Common Stock shall be entitled to notice of meetings of the Corporation's shareholders and/or Board of Directors set forth below:

          (i) Each holder of Non-Voting Common Stock shall be given notice of any meeting of shareholders of the Corporation at least 5 days prior to the record date for identifying the holders of Voting Common Stock entitled to vote at such meeting.

          (ii) Each holder of Non-Voting Common Stock shall be given notice of any meeting of the Board of Directors of the Corporation at least three days before the date of such meeting, and such notice shall include the

          Agenda required by Article 11 of these Articles of Incorporation.

     FIFTH:    The names and addresses of the incorporators are as follows:



                 Name                         Address
                 ----                         -------

           Robert K. Weary           819 North Washington Street
                                     Junction City, Kansas 66441

           Bob Knoke                 1300 Walker Street
                                     Iron Mountain, Michigan 49801


     SIXTH:    The powers of the incorporators shall terminate upon the filing of these Articles of Incorporation. The names and addresses of the persons who are to serve as directors of the corporation until the first meeting of the stockholders or until their successors are elected and qualified are as follows:



                 Name                         Address
                 ----                         -------

           Robert K. Weary           819 North Washington Street
                                     Junction City, Kansas 66441

           Bob Knoke                 1300 Walker Street
                                     Iron Mountain, Michigan 49801


     SEVENTH:  The number of directors of the Corporation shall be seven (7).

     EIGHTH:   At all elections of directors, each stockholder shall be
entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them.

     NINTH: The shareholders of the Corporation shall be entitled to vote to approve or disapprove any merger or consolidation of the Corporation or any amendment of these Articles of Incorporation. Any merger, consolidation, or amendment of these Articles of Incorporation shall be approved only upon receiving the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Common Stock of the Corporation.

     TENTH: The Board of Directors of the Corporation is expressly authorized to make, alter, amend, or repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the Board of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     ELEVENTH: The Corporation will not engage in any of the actions or transactions set forth below without the approval of two-thirds of all of the duly elected members of the Board of Directors:

          (i) the acquisition of any asset or group of related assets with an aggregate purchase price of $5 million or more;

          (ii) the incurrence of any secured or unsecured debt in a principal amount exceeding $5 million;

          (iii) the issuance of any equity securities; and

          (iv) the entry of the Corporation into any business activity not directly related to the telecommunication business.

     Notice of any regular or special meeting of the Board of Directors required under these Articles or any applicable law shall be accompanied by an Agenda setting forth all action(s) to be taken at such meeting. Action at such meeting shall be limited to the actions set forth in the Agenda unless all directors attending such meeting unanimously approve the proposed action not specifically set forth in the Agenda.

     TWELFTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by the Board of Directors may be removed at any time in such manner as shall be provided in the bylaws of the Corporation.

     THIRTEENTH:    Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 104 of the General Corporation Code of Kansas or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 98 of the General Corporations Code of Kansas, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholder or class of stockholders of this

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     FOURTEENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Kansas General Corporation Law as it now exists or may hereafter be amended. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Kansas General Corporation Law (i) for breaches of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of K.S.A. 17-6424 and amendments thereto, or (iv) for any transactions from which the director derived an improper personal benefit. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Corporation existing at the time of such repeal or modification.

     FIFTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Kansas at the time in force may be added or inserted, and all preferences, privileges, special or relative rights, qualifications, limitations or restrictions of whatsoever nature conferred or imposed upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                       Signed October 13, 1987

[CORPORATE SEAL]                       W. K. COMMUNICATIONS, INC.

                                       By: /s/ [ILLEGIBLE]
                                           ------------------------
                                           President

ATTEST:

/s/ [ILLEGIBLE]
-----------------------
Assistant Secretary

STATE OF Missouri   )
                    ) ss.
COUNTY OF Jackson   )


     I, Jeffrey T. Haughey, Notary Public, do hereby certify that on this 13th day of October, 1987, personally appeared before me Robert S. Knoke, who being by me first duly sworn, declared that he is the President of W. K. Communications, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.



                                                 /s/ JEFFREY T. HAUGHEY
                                                 ------------------------------
                                                     Notary Public


My Commission Expires:

JEFFREY T. HAUGHEY
Notary Public, State of Missouri
[ILLEGIBLE]
My Commission Expires May 3, 1988

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           W.K. COMMUNICATIONS, INC.


     I, Robert S. Knoke, President and Secretary, of W.K. Communications, Inc., a corporation organized and existing under the laws of the State of Kansas, do hereby certify that pursuant to a Statement of Unanimous Consent of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability as follows:

     RESOLVED, that the Board of Directors deems it advisable to amend paragraph (a) of the Fourth Article of the Articles of Incorporation of the Corporation to read as follows:

     The aggregate number of shares which the Corporation shall have authority to issue shall be 60,000,000 shares of Common Stock having a par value of $.01 per share, 30,000,000 of such shares shall be designated "Voting Common Stock" and 30,000,000 of such shares shall be designated "Non-Voting Common Stock." All shares shall be without preemptive rights of any kind.

     and recommends that this amendment be adopted by the stockholders of the corporation.

     I further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed.

amendment and thereafter pursuant to notice and in accordance with the statute of the State of Kansas, the stockholders convened and considered the proposed amendment.

     I further certify that at the meeting stockholders holding more than two-thirds of the outstanding stock entitled to vote voted in favor of the proposed amendment.

     I further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

     IN WITNESS WHEREOF, I have hereunto set our hands and affixed the seal of said corporation this 26th day of December, 1990.


                                             /s/ ROBERT S. KNOKE
                                             ---------------------------------
                                             Robert S. Knoke,
                                             President and Secretary


STATE OF MICHIGAN             )
                              )  ss.
COUNTY OF DICKINSON           )


     Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Robert S. Knoke, President and Secretary of the corporation named in this document, known to me to be the same person who executed the foregoing certificate, and duly acknowledged the execution of the same this 26th day of December, 1990.


                             /s/ JEAN L. SKAJA
                            ----------------------------------------------------
[SEAL]                                Jean L. Skaja
                            Notary Public, Dickinson County, MI    Notary Public
                            My Commission Expires June 13, 1993


My appointment or commission expires June 13, 1993.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                          OF W.K. COMMUNICATIONS, INC.

     We, Robert S. Knoke, President and Robert E. Marsh, Assistant Secretary of W.K. Communications, Inc. ("Corporation"), a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of the Corporation, the Board adopted a resolution setting forth the following Amendment to the Articles of Incorporation and declaring its advisability:

          RESOLVED, that the following be inserted as a new Article Fifteen and the original Article Fifteen be redesignated as Article Sixteen:

               FIFTEEN: The Company shall to the fullest extent permitted by K.S.A. Section 17-6305 and amendments thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Company may, but shall not be obligated to, maintain insurance at its expense, or protect itself and any such persons against any such expenses or liabilities. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Company existing at the time of such repeal or modification.

     We further certify that thereafter, pursuant to said resolution, and in accordance with the Bylaws of the Corporation and the laws of the state of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

     We further certify that at the meeting two-thirds (2/3) of the stockholders entitled to vote voted in favor of the proposed amendment.

     We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. Section 17-6602, as amended.

     IN WITNESS WHEREOF, we have hereunto set our hand and affixed this seal of the Corporation this 21st day of April, 1993.



                                            /s/ ROBERT S. KNOKE
                                            ------------------------------------
                                            Robert S. Knoke, President



                                            /s/ ROBERT E. MARSH
                                            ------------------------------------
                                            Robert E. Marsh, Assistant Secretary



                                 ACKNOWLEDGMENT


STATE OF MISSOURI             )
                              )  ss.
COUNTY OF JACKSON             )

     On this 21st day of April, 1993, before me, Diana E. Pribble, a Notary Public in and for said state, personally appeared Robert E. Marsh, Assistant Secretary of W.K. Communications, Inc., known to me to be the person who executed the within instrument in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by notarial seal the day and year last above written.



                                            /s/ DIANA E. PRIBBLE
                                            ------------------------------------
                                            Notary Public


My Commission Expires:

July 17, 1994
-----------------------------

                                 ACKNOWLEDGMENT

STATE OF MICHIGAN             )
                              )  ss.
COUNTY OF DICKINSON           )


     On this 5 day of May, 1993, before me, Jean L. Skaja, a Notary Public in and for said state, personally appeared Robert E. Knoke, president of W.K. Communications, Inc., known to me to be the person who executed the within instrument in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by notarial seal the day and year last above written.


                                       /s/ JEAN L. SKAJA
                                       -----------------------------------------
                                       Notary Public

                                                     JEAN L. SKAJA
                                           Notary Public, Dickinson County, MI
                                           My Commission Expires Jun. 13, 1993

My Commission Expires:

       6/13/93
----------------------

                                                                       Kansas



                             CERTIFICATE OF MERGER
                                       OF
                       WT ACQUISITION MERGER CORPORATION
                                      INTO
                           W.K. COMMUNICATIONS, INC.


IT IS HEREBY CERTIFIED THAT:

     1. That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

          Name                               State of Incorporation
          ----                               ----------------------

     W.K. Communications, Inc.                      Kansas

     WT Acquisition Merger Corporation              Delaware

     2. That a Merger Agreement between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 17-6702 of the Kansas General Corporation Code.

     3. That the name of the surviving corporation of the merger is W.K. Communications, Inc., a Kansas corporation (the "Surviving Corporation").

     4. That the only amendment or change in the Articles of Incorporation of the Surviving Corporation that are to be effected by the merger is that the Fourth Article shall be amended to read in its entirety as follows:

     FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is 1,000 with the par value of $.01 per share. All of such shares shall be designated "Common Stock."

     5. That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 515 Congress Avenue, Suite 2626, Austin, Texas 78701.

     6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


     Corporation                        Class      Number of Shares    Par Value
     -----------                        -----      ----------------    ---------

WT Acquisition Merger Corporation       Common          1,000          $.01




Dated this 5th day of May, 1995.


                                             W.K. COMMUNICATIONS, INC.


                                                   /s/ J. MERRITT BELISLE
                                             -----------------------------------
                                             By: J. Merritt Belisle, President

ATTEST:


       /s/ BRYAN NOTEBOOM
---------------------------------
Bryan Noteboom, Secretary

State of Texas          )
                        )
County of Travis        )


     Be it remembered that before me, a Notary Public in and for the aforesaid County and State, personally appeared J. Merritt Belisle and Bryan Noteboom, President and Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same this 2nd day of May, 1995.


                                                        /s/ TAMMY MARTIN
                          TAMMY MARTIN             ----------------------------
         [SEAL]   Notary Public, State of Texas    Tammy Martin, Notary Public
                  My Commission Expires 04/19/96


My appointment expires   4-19-96
                      -------------

                  SECRETARY OF STATE/CORPORATIONS DIVISION
                      CHANGE OF REGISTERED OFFICE OR AGENT



     We, Stephen S. Smith, Vice President and Bryan Noteboom, Secretary of W. K. COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted.

     Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to:

c/o THE CORPORATION COMPANY, INC., 515 So. Kansas Ave., Topeka, Shawnee, Kansas 66603
-------------------------------------------------------------------------------------
Street and Number           Town or City           County          State     Zip Code

     Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

                         THE CORPORATION COMPANY, INC.
--------------------------------------------------------------------------------
                        Individual or Kansas Corporation

     The President and Secretary are hereby authorized to file and record the same in the manner as required by law.


                                                  /s/ STEPHEN S. SMITH
                                        ----------------------------------------
                                                      Vice President

                                                  /s/ BRYAN NOTEBOOM
                                        ----------------------------------------
                                                      Secretary




State of Texas           )
                         ) ss.
County of Travis         )

     Before me, a Notary Public, came Stephen S. Smith, Vice President and Bryan Noteboom, Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 5th day of May, 1995.
                                                  /s/ TAMMY MARTIN
                                        ---------------------------------------
                      TAMMY MARTIN                  Notary Public
     [SEAL]   Notary Public, State of Texas
              My Commission Expires 04/19/96

                                My commission or appointment expires 4/19, 1996.